Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 6, 2017 relating to the opening balance sheet of Gates Industrial Corporation plc appearing in the Prospectus which is part of Registration Statement No. 333-222310.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

January 29, 2018